EXHIBIT 11

                           IKON OFFICE SOLUTIONS, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
                (in thousands, except earnings (loss) per share)


                                                                        1997                                       1996
                                                             ------------------------------         ----------------------------
                                                                                   Fully                                Fully
                                                              Primary           Diluted(1)           Primary          Diluted(1)
                                                             ----------        ------------         ----------       -----------
Three Months September 30
Average Shares Outstanding
Common shares                                                  132,858             132,858            130,397           130,397
Preferred stock
   Senior Securities
Convertible loan notes                                                                 287                                  374
Options                                                            672                 672              1,556             1,744
                                                             ----------        ------------         ----------       -----------
   Total shares                                                133,530             133,817            131,953           132,515
                                                             ==========        ============         ==========       ===========

Income
Continuing Operations                                        $  32,960          $   33,040           $ 43,814        $   43,892
Discontinued Operations                                                                                11,131            11,131
                                                             ----------        ------------         ----------       -----------
Net income                                                      32,960              33,040             54,945            55,023
Less: Preferred dividends                                        4,885               4,885              4,885             4,885
                                                             ----------        ------------         ----------       -----------
Net income available to common shareholders                  $  28,075          $   28,155           $ 50,060        $   50,138
                                                             ==========        ============         ==========       ===========

Earnings Per Share
Continuing Operations                                            $0.21               $0.21              $0.30             $0.30
Discontinued Operations                                                                                  0.08              0.08
                                                             ==========        ============         ==========       ===========
Earnings Per Share                                               $0.21               $0.21              $0.38             $0.38
                                                             ==========        ============         ==========       ===========



Fiscal Year Ended September 30

Average Shares Outstanding
Common shares                                                  133,261             133,261            125,856           125,856
Preferred stock
   Senior Securities                                                                                                      2,396
Convertible loan notes                                                                 287                                  374
Options                                                          1,112               1,282              1,793             1,912
                                                             ----------        ------------         ----------       -----------
   Total shares                                                134,373             134,830            127,649           130,538
                                                             ==========        ============         ==========       ===========

Income
Continuing Operations                                        $ 122,362          $  122,691           $164,893        $  165,200
Discontinued Operations                                         20,151              20,151             45,848            45,848
                                                             ----------        ------------         ----------       -----------
Income before extraordinary loss                               142,513             142,842            210,741           211,048
Extraordinary loss on extinguishment of debt                   (12,156)            (12,156)
                                                             ----------        ------------         ----------       -----------
Net Income                                                     130,357             130,686            210,741           211,048
Less:Preferred Dividends                                        19,540              19,540             22,319            19,540
                                                             ----------        ------------         ----------       -----------
Net income available to common shareholders                  $ 110,817          $  111,146           $188,422        $  191,508
                                                             ==========        ============         ==========       ===========

Earnings Per Share
Continuing Operations                                            $0.77               $0.76              $1.12             $1.12
Discontinued Operations                                           0.15                0.15               0.36             $0.35
Extraordinary Loss                                               (0.09)              (0.09)
                                                             ----------        ------------         ----------       -----------
Earnings Per Share                                               $0.83               $0.82              $1.48             $1.47
                                                             ==========        ============         ==========       ===========


(1)   This calculation is submitted in accordance with Regulation S-K item 601
      (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.